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                                                                   Exhibit 10.20





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                              PURCHASE AGREEMENT,
                         Dated as of December 31, 1993,
                                     Among
                   The Prudential Insurance Company of America,

                       Federated Noteholding Corporation,

                                      and

                        Federated Department Stores, Inc.






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                 This Purchase Agreement (this "Agreement") is made and entered into on December 31, 1993 (the "Execution Date") by and among The Prudential Insurance Company of America, a New Jersey mutual insurance corporation ("Seller"), Federated Noteholding Corporation, a Delaware corporation
("Buyer"), and Federated Department Stores, Inc., a Delaware corporation ("Parent").
                                   RECITALS:
                                   ---------
                 A. Seller holds the promissory notes (the "Notes") listed on Schedules I and II to the Proof of Claim (as hereafter defined) in the aggregate principal amount of $832,503,433 as of December 31, 1991 issued pursuant to the Term Loan Agreement, dated as of July 15, 1986, as amended (the "Loan Agreement"), among Seller, R.H. Macy & Co., Inc. (the "Company"), and each of the direct or indirect wholly owned subsidiaries of the Company identified in the Proof of Claim (collectively with the Company, the "Credit Parties").
                 B. On January 27, 1992 (the "Initial Petition Date"), the Company and certain of its Affiliates commenced reorganization cases and on January 31, 1992, certain other Affiliates of the Company (collectively, together with the Company and its Affiliates that commenced reorganization cases on January 27, 1992, the "Debtors") commenced reorganization cases (collectively, the "Bankruptcy Case") under Chapter 11 of Title 11 of the
United States Code (the "Bankruptcy Code") in the United States Bankruptcy
Court for the Southern District of New York (the "Bankruptcy Court"). The Debtors are continuing in the





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possession and operation of their respective businesses and properties as debtors in possession, pursuant to Sections 1107 and 1108 of the Bankruptcy
Code.
                 C. Seller wishes to sell, transfer, assign, and deliver (collectively, "Transfer") to Buyer and Buyer wishes to purchase and acquire from Seller a fifty percent (the "Initial Percentage") undivided interest in Seller's entire right, title, and interest in and to the Claims (as hereafter defined) on the terms set forth in this Agreement.
                 D. Seller wishes to grant to Buyer and Buyer wishes to accept from Seller the Option (as hereafter defined) on the terms and subject to the conditions set forth in this Agreement.
                 NOW, THEREFORE, the parties hereto hereby agree as follows:

                          I. PURCHASE AND SALE; OPTION
                             -------------------------
                 1.1. PURCHASE AND SALE. Pursuant to this Agreement and the Instrument of Assignment in the form of Exhibit A (the "Instrument of Assignment"), Seller transferred to Buyer and Buyer purchased and accepted from Seller the Initial Percentage of the Claims. For purposes of this Agreement and the Instrument of Assignment, "Claims" means any and all right, title, and interest of Seller in and to: (a) all rights and claims of Seller arising under each issue of Notes, the Loan Agreement, and the mortgages, security agreements, title insurance policies, financing statements, and other agreements, documents, or





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instruments made or given at any time (including without limitation after the
Execution Date) in connection with the Notes or the Loan Agreement (collectively, the "Related Documents"), and any extension thereof or substitution for any of the foregoing, including without limitation all (i) principal amounts (collectively, the "Principal Amount") due under the Notes, the Loan Agreement, the Related Documents, or any such extension thereof or substitution therefor (collectively, the "Loan Documents") and (ii) accrued and unpaid interest under the Loan Documents, including without limitation any accrued and unpaid Additional Interest (as defined in the Loan Agreement), rights to payment of yield maintenance, any interest rate kicker, or other additional or contingent interest amounts, and any other amounts at any time payable under the Loan Documents (excluding, however, attorneys' fees and expenses of counsel for Seller and other costs of enforcement or administration of Seller under the Loan Documents); (b) all collateral securing the Notes (the "Collateral"); (c) any Distributions (as defined in the Intercreditor Agreement); and (d) any and all causes of action or claims of Seller (whether known or unknown) against any person or entity which in any way is based upon, arises out of, or is related to any of the foregoing, including without limitation all "claims" within the meaning of Section 101(5) of the Bankruptcy Code in respect of the foregoing and any and all rights and claims evidenced by the Proof of Claim.





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                 1.2. PURCHASE PRICE.  The purchase price for the Initial
Percentage of the Claims (the "Purchase Price") is $449,325,000, payable as follows:
                 1.2.1. INITIAL CASH PAYMENT. Simultaneously with delivery of this Agreement, Buyer paid to Seller an initial payment in the amount of $109,325,000 (the "Initial Cash Payment").
                 1.2.2. DEFERRED PAYMENT OBLIGATION. (a) Buyer will pay to Seller the balance of $340,000,000 of the Purchase Price (the "Deferred Payment Obligation") on December 31, 1996 (the "Deferred Payment Date"). The Deferred Payment Obligation is evidenced by a promissory note in the form of Exhibit B ("Buyer's Note").
                          (b) The unpaid balance of the Deferred Payment
Obligation will bear interest from the Execution Date to the Deferred Payment Date as provided in Buyer's Note.
                          (c) The Deferred Payment Obligation will be
prepaid as provided in Buyer's Note.
                          (d) As security for payment of the Deferred Payment
Obligation and Buyer's other obligations under this Agreement and the Other Buyer Documents (as hereafter defined), pursuant to the security agreement in the form of Exhibit C (the "Security Agreement"), Buyer granted to Seller a security interest under the Uniform Commercial Code of the State of New York.





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                          (e)  As further security for payment of the
Deferred Payment Obligation and Buyer's other obligations under this Agreement and the Other Buyer Documents, simultaneously with the execution and delivery of this Agreement, Parent executed and delivered to Seller a guarantee of Buyer's obligations under Buyer's Note and the Other Buyer Documents in the form of Exhibit D (the "Guarantee").
                 1.3. OPTION TO PURCHASE ADDITIONAL INTERESTS. Seller hereby grants to Buyer the option (the "Option") to purchase and acquire from Seller additional interests (the "Additional Percentage") in the Claims on the following terms and conditions:
                          (a)  Unless the Option has terminated as provided in
Section 1.3(e), Buyer may exercise the Option at any time and from time to time, provided that at the time of any such exercise no Default (as defined in Buyer's Note) has occurred and is continuing, on or after the Execution Date and prior to the Deferred Payment Date, by giving written notice to Seller of the full or partial exercise of the Option in accordance with this Agreement (an "Option Exercise Notice"). An Option Exercise Notice must specify (i) the Additional Percentage of Claims to be acquired, which amount may not be less than $25,000,000 face amount of the Claims as to any partial exercise of the Option, and (ii) the date of such acquisition (the "Option Settlement Date"), which date may not be (x) fewer than 14 nor more than 30 calendar days after the date of the Option Exercise Notice, nor (y) later than the "Maturity Date" specified in Buyer's Note or





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such earlier date on which all principal and accrued interest outstanding under Buyer's Note shall have become due and payable.
                          (b)  The purchase price (the "Option Exercise Price")
for the purchase and acquisition of an Additional Percentage of Claims pursuant to the Option will be an amount equal to the Principal Amount of Notes to be purchased upon exercise of the Option multiplied by 1.08, plus, in respect of each $1,000,000 in Principal Amount of Notes that comprise the Additional Percentage, (i) commencing on January 1, 1994, $5,000 for each full calendar month (or proportionate percentage thereof for a partial calendar month) between the Execution Date and the Option Settlement Date and (ii) commencing on January 1, 1995, $10,000 for each full calendar month (or proportionate percentage thereof for a partial calendar month) between January 1, 1995 and the Option Settlement Date. Purchases of Additional Percentages of Claims must be pro rata as to each issue of Notes, with the result that (subject to rounding to the nearest $1,000,000 of Principal Amount) Buyer purchases upon any exercise of the Option the same Additional Percentage of Claims relating to each issue of Notes. Subject to Section 1.3(d), the amount of the Option Exercise Price will be payable in full in cash in immediately available United States funds on the Option Settlement Date. On each Option Settlement Date,
(A) Buyer will deliver to Seller (1) the Option Exercise Price by wire transfer in immediately available United States funds to an account of Seller designated for such purpose by Seller and (2) a certificate, dated the





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Option Settlement Date and signed by an executive officer of each of Buyer and
Parent, stating that the representations and warranties of Buyer and Parent contained in Section 4.1 are true and correct in all material respects as if made anew on and as of the Option Settlement Date and (B) Seller will deliver to Buyer an instrument of assignment substantially in the form of the Instrument of Assignment with respect to the Additional Percentage of Claims purchased upon exercise of the Option.
                          (c)  Notwithstanding Section 1.3(a), Buyer may not
purchase upon exercise of the Option (after giving effect to the Initial Percentage of Claims and any subsequent purchase of any Additional Percentage) in excess of a 66% undivided interest in the Claims unless Buyer purchases all of Seller's remaining right, title, and interest in and to the Claims.
                          (d)  Not fewer than five business days prior to
the Option Settlement Date, Seller will notify Buyer whether it believes, after due inquiry, that Seller will be able to deliver to Buyer an unqualified certificate, dated as of the Option Settlement Date, signed by an authorized executive officer of Seller, stating that all of the representations and warranties of Seller in Section 3.1 are true and correct in all material respects as of the Option Settlement Date as if made anew on and as of the Option Settlement Date (an "Option Settlement Certificate"). It will be a condition to Buyer's obligations under Section 1.3(b) (which Buyer may waive in its sole discretion) that Seller furnish to Buyer an unqualified Option





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Settlement Certificate on the Option Settlement Date; if Seller is unable so to deliver an unqualified Option Settlement Certificate, Buyer will have the right to rescind the Option Exercise Notice and Seller will have no liability as a result of such inability to deliver an unqualified Option Settlement Certificate; provided, however, that the rescission of any Option Exercise Notice pursuant to this Section 1.3(d) will not constitute a waiver by Buyer of any rights, claims, or remedies hereunder arising from the breach by Seller of any representation or warranty set forth in Section 3.1 on and as of the date hereof.
                 (e)  The Option and any Option Exercise Notice in respect
of which the Option Settlement Date has not yet occurred will terminate without further action upon the effective date of a confirmed Plan (as defined in the Intercreditor Agreement); provided, however, that nothing herein will limit or otherwise affect the relative rights and liabilities of the parties in respect of any breach of any representation, warranty, or covenant occurring prior to the date of such termination.
                            II. ADDITIONAL DOCUMENTS
                                --------------------
                 2.1. ADDITIONAL DOCUMENTS. Simultaneously herewith: (a) Buyer has delivered to Seller (i) the Initial Cash Payment by wire transfer in immediately available United States funds to an account of Seller previously designated by Seller, (ii) Buyer's Note, the Security Agreement, the Intercreditor Agreement in the form of Exhibit E (the "Intercreditor Agreement"), Uniform





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Commercial Code financing statements delivered by Buyer pursuant to the
Security Agreement, and instruments to be filed with the Bankruptcy Court pursuant to Rule 3001(e) of the Federal Rules of Bankruptcy Procedure (the "Rules") (collectively, together with any certificate or other instrument or document delivered by Buyer concurrently herewith and together with the Put Note (as defined in the Intercreditor Agreement), the "Other Buyer Documents"), each duly executed by Buyer, and (iii) the opinion of Jones, Day, Reavis & Pogue, counsel for Parent and Buyer, in the form of Exhibit F, (b) Parent has delivered to Seller the Guarantee and the Intercreditor Agreement (collectively, the "Other Parent Documents"), each duly executed by Parent, and
(c) Seller has delivered to Buyer and Parent the Instrument of Assignment, the Intercreditor Agreement, and instruments to be filed with the Bankruptcy Court pursuant to Rule 3001(e), each duly executed by Seller (collectively, together with any certificate or other instrument or document delivered by Seller concurrently herewith, the "Other Seller Documents").

                 III. REPRESENTATIONS AND WARRANTIES OF SELLER
                      ----------------------------------------
                 3.1. Seller represents and warrants to Buyer and Parent as follows:
                          3.1.1.  POWER AND AUTHORITY; NO CONFLICT.  Seller is
a mutual insurance corporation duly organized, validly existing, and in good standing under the laws of the State of New Jersey, with all requisite corporate power and authority to enter





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into this Agreement and the Other Seller Documents and to perform its obligations hereunder and thereunder. This Agreement and each of the Other Seller Documents has been duly and validly authorized, executed, and delivered by Seller. The execution, delivery, and performance of this Agreement and each of the Other Seller Documents by Seller does not and will not violate, breach, or constitute a default (or an event which with or without notice and/or lapse of time would constitute a default) under Seller's organizational documents or by-laws or any agreement or instrument to which Seller is a party or by which it is bound, including without limitation under the Loan Documents or any statute, ordinance, rule, regulation, or order (collectively, any "Legal Requirement") of any Governmental Authority (as hereafter defined) applicable to Seller, or result in the creation of any lien, encumbrance, or security interest (collectively, any "Lien") on or in any Claim. This Agreement and each of the Other Seller Documents is a legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability against Seller may be limited by applicable bankruptcy, insolvency, reorganization, and similar laws affecting creditors' rights generally, moratoria laws from time to time in effect, and applicable equitable principles (such exception, the "Bankruptcy Exception").
                         3.1.2.  NO REQUIRED CONSENTS.  Except with respect to
required filings under Rule 3001, no registration or filing with, notice to, or consent or approval of, or other action by, any





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federal, state, or other governmental agency, authority, administrative or regulatory body, arbitrator, or court or other tribunal, foreign or domestic (any "Governmental Authority"), or of any Credit Party, is required in connection with the execution, delivery, and performance of this Agreement or the Other Seller Documents by Seller or the Transfer by Seller of Claims hereunder.
                          3.1.3.  STATUS OF NOTES.  The aggregate unpaid
principal amount of the Notes as of December 31, 1991 was $832,503,433. Since December 31, 1991, no payments of principal have been received by Seller or any of its Affiliates in respect of the Claims and since the Initial Petition Date no other payments have been received by Seller or any of its Affiliates in respect of the Claims. No objection to the Claims has been filed in the Bankruptcy Court or, to the knowledge of Seller, is threatened. None of the Loan Documents requires Seller to extend any additional credit to any of the Credit Parties, and no sum is due from Seller or has been demanded from Seller by any of the Credit Parties. At the time of the issuance of the Notes, the Loan Documents were the legal, valid, and binding obligations of the Credit Parties that are party thereto, enforceable against the Credit Parties that are party thereto in accordance with their respective terms, subject only to the Bankruptcy Exception, and the Liens securing the Notes were valid and enforceable against the Credit Parties that are party thereto and were entitled to the priorities set forth in the Loan Documents,





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subject only to the Bankruptcy Exception.  Since the issuance of the Notes,
Seller has made all necessary recordings and filings, and any required renewals thereof, in order to perfect and maintain the priority of lien in the Collateral existing as of the initial execution date of the Loan Documents, subject to any superior liens arising in respect of real property taxes assessed prior to the Initial Petition Date but not due and payable until after the Initial Petition Date.
                 3.1.4. OWNERSHIP OF THE NOTES AND THE CLAIMS. Seller is the sole legal and beneficial owner and holder of the Notes and the Claims, and has good and marketable title thereto, free and clear of any Liens. Seller's right, title, and interest in and to the Notes and the Claims is not subject, directly or indirectly, to any pledge, encumbrance, assignment, transfer, conveyance, disposition of, or termination, in whole or in part, except to Buyer hereunder and except as created pursuant to the terms and conditions of the Loan Documents.
                 3.1.5. PROOF OF CLAIM. Seller has timely filed a proof of Claim (the "Proof of Claim") in respect of the Claims in accordance with the procedures applicable in the Bankruptcy Case, the Bankruptcy Code, and the Rules.
                 3.1.6. NO VIOLATION OF SECURITIES LAWS. Without implying any characterization of the Notes or the Claims or any interest therein as a "security" within the meaning of any applicable securities laws, neither Seller nor any of its Affiliates, nor any agent or other representative of any of the





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foregoing, has offered to sell or solicited any offer to buy the Notes or the
Claims or any portion thereof in a manner that requires registration of any such act under any applicable securities laws.
                 3.1.7. NO BROKERS. Seller is not party to any agreement or has not taken any action as a result of which Buyer or Parent would become obligated to pay any broker, finder, or other person or entity a commission, finder's fee, or other similar payment as a result of this Agreement or the transactions contemplated hereby.
                 3.2. BUYER AND PARENT ACKNOWLEDGMENT. Each of Buyer and Parent hereby (a) acknowledges that, based on publicly available information and a review of the Notes, Loan Agreement, and Related Documents, it has made its own independent investigation, analysis, and interpretation of the Claims, the Loan Documents, the Related Documents, the Credit Parties, the Collateral, the business, financial condition, capital structure, and results of operations of the Debtors, and the Bankruptcy Case (the Claims, Loan Documents, Related Documents, Credit Parties and Collateral, and such business, financial condition, capital structure and results of operations, and the Bankruptcy Case, being hereafter referred to as the "Reviewed Information"), and is satisfied as to such investigation, analysis, and interpretation, and the terms of this Agreement, the Other Seller Documents, and the Other Buyer/Parent Documents (as hereafter defined), (b) to the maximum extent legally permitted,





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irrevocably waives any claim against Seller based on nondisclosure including, without limitation, relating to the Reviewed Information, whether based upon any actual or alleged common law fraud, breach of any securities, deceptive trade practices, or other laws, or otherwise, except as set forth in clause (c) immediately below, and (c) acknowledges that Seller has not made any representation or warranty, whether express or implied, of any kind or character, including without limitation any representation or warranty relating to compliance by the Collateral with any Legal Requirements relating to the protection of the environment, except as expressly set forth in this Agreement, any of the Other Seller Documents, or in any other document or instrument executed by Seller and delivered to Buyer or Parent making express reference to this Section 3.2.
          IV. REPRESENTATIONS AND WARRANTIES OF PARENT AND BUYER
              --------------------------------------------------
                4.1. REPRESENTATIONS AND WARRANTIES. Parent and Buyer jointly and severally represent and warrant to Seller as follows:
                4.1.1.  POWER AND AUTHORITY; NO CONFLICT, ETC.
(a) Each of Buyer and Parent is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to enter into and to perform its obligations hereunder and under each of the Other Buyer Documents and the Other Parent Documents (collectively, the "Other Buyer/Parent Documents") to which it is a party. This Agreement and each of the Other Buyer/Parent Documents has been duly and validly authorized,





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executed, and delivered by each of Parent and Buyer party thereto.  The execution, delivery, and performance of this Agreement and each of the Other Buyer/Parent Documents to which Buyer or Parent is a party do not and will not violate, breach, or constitute a default (or an event which with or without notice and/or lapse or time would constitute a default) under Buyer's or Parent's organizational documents or any agreement or instrument to which Parent or Buyer is a party or by which either of them is bound, or any Legal Requirement applicable to Parent or Buyer. Each of this Agreement and the Other Buyer/Parent Documents to which Buyer or Parent is a party is a legal, valid, and binding obligation of Parent and Buyer, enforceable against each of them in accordance with its terms, subject only to the Bankruptcy Exception.
                          (b)  Buyer has previously furnished to Seller true
and correct copies of its Certificate of Incorporation and By-Laws.
                 4.1.2. NO REQUIRED CONSENTS. Except with respect to required filings under Rule 3001, no registration or filing with, notice to, or consent or approval of, or other action by, any Governmental Authority is required in connection with the execution, delivery, and performance of this Agreement or the Other Buyer/Parent Documents by Buyer and Parent or the purchase and acceptance by Buyer of the Claims hereunder.
                 4.1.3. BUYER'S INVESTMENT. Without implying any characterization of the Notes or the Claims or any interest





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therein as a "security" within the meaning of any applicable securities laws,
(a) each of Buyer and Parent is an "accredited investor" as defined in Regulation D promulgated under the Securities Act of 1933, as amended, and (b) Buyer is not purchasing the Notes or the Claims with a view to, or for resale in connection with, any distribution or public offering of all or any part thereof or any interest therein in a manner that would violate applicable securities laws.
                 4.1.4. NO BROKERS. Neither Buyer nor Parent is party to any agreement or has taken any action as a result of which Seller would become obligated to pay any broker, finder, or other person or entity a commission, finder's fee, or other similar payment as a result of the consummation of this Agreement or the transactions contemplated hereby.
                 4.2. SELLER ACKNOWLEDGMENT. Seller hereby acknowledges that neither Buyer nor Parent has made any representation or warranty, whether express or implied, of any kind or character, except as expressly set forth in this Agreement or any of the Other Buyer/Parent Documents.

                          V. CERTAIN COVENANTS
                 5.1. INDEMNIFICATION. (a) Seller will indemnify, defend, and hold harmless Parent and Buyer from and against any and all expenses (including without limitation reasonable attorneys' fees and expenses), losses, claims, damages, liabilities, and obligations (collectively, "Indemnifiable





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Losses") incurred by or threatened against either of them relating to, resulting from, or arising out of Seller's breach of any of the representations, warranties, covenants, or agreements of Seller set forth in this Agreement or in any of the Other Seller Documents.
                          (b)     Buyer and Parent, jointly and severally, will
indemnify, defend, and hold harmless Seller from and against any and all Indemnifiable Losses incurred by or threatened against Seller relating to, resulting from, or arising out of Buyer's or Parent's breach of any of the representations, warranties, covenants, or agreements of Buyer or Parent set forth in this Agreement or in any of the Other Buyer/Parent Documents.
                          (c)     The representations and warranties of each of
the parties contained in this Agreement or in any certificate or other instrument or document delivered simultaneously herewith will survive the Execution Date and remain in full force and effect until the first anniversary of the Execution Date.
                          (d)     The liabilities of Seller under Section
5.1(a) or otherwise arising from or relating to this Agreement or the Other Seller Documents or the transactions contemplated hereby or thereby will not exceed the Purchase Price actually paid plus the amount of all interest actually paid (including Additional Interest), plus the Option Exercise Price actually paid and the Put Price (as defined in the Intercreditor Agreement) actually paid.





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                 5.2.  PUBLICITY.   Prior to publishing any press release or
similar public announcement with respect to this Agreement, the Other Seller Documents, the Other Buyer/Parent Documents, or the transactions contemplated hereby or thereby, each of Seller and Parent will consult each other as to the nature and content of such public release or announcement; provided, however, that nothing herein will prohibit any party from publishing any press release or similar public announcement that it determines in good faith to be required by any law or rule of any national securities exchange on which its securities are listed or admitted for trading.
                 5.3. NO TRANSFER OF ADDITIONAL PERCENTAGES. Until the expiration or termination of the Option, Seller will not (a) subject the Additional Percentage of the Claims to any Lien or (b) Transfer, or agree to Transfer, any Additional Percentage of the Claims or any interest therein, unless such Transfer is expressly subject to the Option and this Agreement and pursuant to an instrument reasonably satisfactory to Buyer whereby the transferee assumes Seller's obligations under the Option and this Agreement, and such Transfer is to a transferee that is a financial or investment institution that has assets of at least $150,000,000 (a "Permitted Transferee").
                 5.4. NO DISTRIBUTIONS; ETC. As long as the Deferred Payment Obligation is outstanding, Buyer will not (a) amend its Certificate of Incorporation or By-Laws, (b) create or permit to exist any Lien on any of its assets, except for Liens arising





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hereunder or under any Other Buyer/Parent Documents and tax liens arising as a matter of law in respect of liabilities which are not overdue or which are being contested in good faith, (c) transfer any of its assets other than payments or in connection with the discharge of franchise fees, taxes, and other liabilities arising as a matter of law, (d) incur any liability for borrowed money or any other liability ("Debt"), other than franchise tax and other liabilities arising as a matter of law, or enter into any direct or indirect guarantee of Debt of another person or entity, (e) declare or pay any dividends (other than solely of shares of Buyer's capital stock) on or make any other distributions in respect of, any shares of its capital stock, or purchase, redeem, or acquire for value any shares of its capital stock, or (f) engage in any activity other than (i) its ownership of Notes and Claims, (ii) actions contemplated hereby or by the Intercreditor Agreement or the Other Buyer/Parent Documents, and (iii) ordinary corporate actions not materially inconsistent with the foregoing limitations.
                 5.5. RULE 3001(E). Seller hereby irrevocably waives all of its rights under Rule 3001(e) to object to the Transfer pursuant to the terms hereof of the Initial Percentage or of any Additional Percentage of the Claims to Buyer. Seller will cooperate with Buyer with respect to required filings under Rule 3001(e).

                               VI. MISCELLANEOUS
                                   -------------




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                 6.1.  SUCCESSORS AND ASSIGNS.  This Agreement,
including without limitation the representations, warranties, covenants, and agreements contained herein, (a) will inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns, and (b) will be binding upon and enforceable against the parties hereto and their respective successors and permitted assigns; provided, however, that no party hereto may assign or delegate any of its rights or obligations hereunder or under any instrument or agreement referred to herein without the prior written consent of the other parties hereto (which consent may be given or withheld in the sole discretion of such other parties). Notwithstanding the foregoing, in connection with a Transfer of Buyer's Note, Seller may assign any of its rights or obligations hereunder to a Permitted Transferee pursuant to an instrument of transfer reasonably satisfactory to Buyer whereby the Permitted Transferee assumes Seller's obligations hereunder; provided, however, that as among the parties hereto no such assignment will relieve Seller from its liabilities hereunder.
                 6.2. COSTS AND EXPENSES. Each party to this Agreement will bear its respective costs and expenses, including without limitation attorneys' fees and expenses, incurred in connection with: (a) the preparation, execution, delivery, performance, and administration of this Agreement and (b) the pursuit of any actions to enforce each party's respective rights and remedies arising out of or related to the Claims, except to the extent





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that such costs and expenses are reimbursable by some or all of the Debtors pursuant to the Loan Agreement, the Bankruptcy Code, the Rules or otherwise.
                 6.3. AMENDMENTS; WAIVERS. (a) No amendment, modification, or supplement of any provision of this Agreement will be effective unless it is in writing and signed by Seller, Buyer, and Parent.
                        (b) No action or inaction taken or omitted pursuant to this Agreement will be deemed to constitute a waiver of compliance with any representations, warranties, or covenants contained in this Agreement and will not operate or be construed as a waiver of any subsequent breach, whether of a similar or dissimilar nature, and no failure on the part of any party to exercise, and no delay in exercising, any right hereunder or under any related document will operate as a waiver thereof by such party, nor will any single or partial exercise of any right hereunder or under any other related document preclude any other or further exercise thereof or the exercise of any other right.
                 6.4. NOTICES. (a) Subject to Section 6.4(b), all demands, notices, requests, consents, and communications hereunder will be in writing and will be deemed to have been duly given if personally delivered by courier service or messenger, sent by overnight delivery service, or facsimile transmission, to the following addresses, or such other persons, firms, or addresses as may be furnished hereafter by notice in writing, to the following parties:





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                          (i)     in the case of Parent or Buyer, to:
                                  Federated Department Stores, Inc.
                                  7 West Seventh Street
                                  Cincinnati, OH  45202
                                  Attention: The Persons Listed on Exhibit I
                                  Fax No.: 513-579-7462

                                  with a copy to:

                                  Jones, Day, Reavis & Pogue
                                  599 Lexington Avenue
                                  New York, NY  10022
                                  Attention: Robert A. Profusek, Esq.,
                                             Joanne L. Bober, Esq., and
                                             Robert K. Smits, Esq.
                                  Fax No.: 212-755-7306

                         (ii)     in the case of Seller, to:

                                  The Prudential Insurance Company
                                           of America
                                  751 Broad Street
                                  Newark, NJ 07102
                                  Attention: The Persons Listed on
                                           Exhibit H
                                  Fax No.: 201-824-4955

                                  with a copy to:

                                  Wachtell, Lipton, Rosen & Katz
                                  51 West 52nd Street
                                  New York, NY 10019
                                  Attention: Chaim J. Fortgang, Esq.,
                                             Laurence D. Cherkis, Esq.,
                                             Philip Mindlin, Esq., and
                                             Amy R. Wolf, Esq.
                                  Fax No.: 212-403-2000

                          (b)     All demands, notices, requests, consents, and
communications will be deemed to have been given if addressed in the manner described above: (i) if sent by hand, at the time of actual delivery thereof,
(ii) if sent by facsimile transmission, upon receipt of confirmation of such facsimile transmission, (iii) if sent by overnight delivery service, one business day





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after deposit thereof with such delivery service; PROVIDED, HOWEVER, that notwithstanding the foregoing, all such demands, requests, consents, notices, and communications given under Section 1.3 will be deemed to have been given only if (A) in the case of Seller, the receipt thereof is acknowledged in writing signed by one of the persons listed on Exhibit H, at the address of Seller set forth above, or, if after good faith efforts to obtain such acknowledgment Buyer or Parent is unable so to do, by notice given in the manner hereinabove contemplated to Seller's counsel, Wachtell, Lipton, Rosen & Katz, at the address set forth above, attention: Chaim J. Fortgang, Esq., Laurence D. Cherkis, Esq., Philip Mindlin, Esq., and Amy R. Wolf, Esq., PROVIDED FURTHER, HOWEVER, that if after good faith efforts to obtain such acknowledgment from such counsel, Buyer or Parent is unable so to do, such demands, requests, consents, notices and communications will be deemed to have been given if hand delivered to each of the nine aforesaid persons, without acknowledgment of such receipt, or (B) in the case of Buyer or Parent, the receipt thereof is acknowledged in writing signed by one of the persons listed on Exhibit I, at the address of Buyer and Parent set forth above, or, if after good faith efforts to obtain such acknowledgment Seller is unable so to do, by notice given in the manner here above contemplated to Parent's and Buyer's counsel, Jones, Day, Reavis & Pogue, at the address specified above, attention:
Robert A. Profusek, Esq., Robert K. Smits, Esq., and Joanne L. Bober, Esq., provided further,





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



HOWEVER, that if after good faith efforts to obtain such acknowledgment from such counsel, Seller is unable so to do, such demands, requests, consents, notices and communications will be deemed to have been given if hand delivered to each of the eight aforesaid persons, without acknowledgment of such receipt. Each party may change its address or designate other persons or entities to receive notices to it by giving written notice thereof to the other parties in the manner provided above.
                 6.5. SPECIFIC PERFORMANCE. Each of the parties hereto acknowledges that the other parties hereto would be irreparably damaged if any of the provisions of this Agreement relating to the Option were not performed in accordance with their specific terms or were otherwise breached. Accordingly, in the event of a breach or default of this Agreement in respect of the Option, each of the parties agrees that the other parties will be entitled to an injunction or injunctions to prevent breaches of those provisions of this Agreement relating to the Option and to enforce specifically the Option and the terms and conditions relating thereto in any action instituted in any court of the United States, or any State thereof having personal and subject matter jurisdiction, in addition to any other remedy to which such party may be entitled at law or in equity (subject to the terms of this Agreement as to any such other remedy).
                 6.6. COUNTERPARTS AND EXECUTION. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and will become effective





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when one or more such counterparts have been signed by each of the parties and delivered to the other parties.
                 6.7. INTEGRATION. This Agreement, together with any Exhibits hereto and any documents delivered simultaneously herewith, constitute the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede all prior agreements, understandings, or representations pertaining to the subject matter hereof, whether oral or written. There are no representations, warranties, covenants or other agreements among the parties in connection with the subject matter hereof except as expressly set forth herein or therein.
                 6.8. SEVERABILITY. If any term or provision of this Agreement is held by any court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms and provisions of this Agreement will remain in full force and effect and will in no way be affected, impaired, or invalidated by such invalidity or unenforceability of such term or provision.
                 6.9. CAPTIONS. The Article and Section captions in this Agreement are for convenience of reference only and will not affect in any way the meaning or interpretation of this Agreement. Such captions will not be deemed to be part of this Agreement and in no way define, limit, extend, or describe the meaning or intent of any provisions hereof.
                 6.10. GOVERNING LAW. This Agreement will be governed by, and construed in accordance with, the internal laws of the





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State of New York, without regard to the principles of conflict of laws thereof.
                 6.11. INTERPRETATION. Unless the context otherwise requires, (i) all references to Sections, Articles, or Exhibits are to Sections, Articles, or Exhibits of or to this Agreement, (ii) each term defined in this Agreement has the meaning assigned to it, (iii) words in the singular include the plural and VICE VERSA, (iv) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with generally accepted accounting principles, (v) "or" is disjunctive but not necessarily exclusive, (vi) the term "Affiliate" has the meaning given to that term in Rule 12b-2 of Regulation 12B under the Securities Exchange Act of 1934, as amended, (vii) all references to "business days" will be to any day other than a weekend day or a day which is a national holiday in the United States or a state holiday in New York State, and (viii) references to "$" or dollar amounts will be to lawful currency of the United States of America.





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                 IN WITNESS WHEREOF, the parties have caused this

Agreement to be duly executed as of the date first written above.



                         THE PRUDENTIAL INSURANCE COMPANY
                           OF AMERICA

                         By:/s/ Russell A. Rahbany
                            -----------------------------------
                         Name: Russell A. Rahbany
                              ----------------------------------
                         Title: Vice President
                               ------------------------------------



                         FEDERATED DEPARTMENT STORES, INC.


                         By:/s/ Ronald W. Tysoe
                            -----------------------------
                         Name: Ronald W. Tysoe
                              ---------------------------
                         Title: Vice-Chairman and Chief
                                 Financial Officer
                               --------------------------


                         FEDERATED NOTEHOLDING CORPORATION



                         By:/s/ Ronald W. Tysoe
                            ----------------------------
                         Name: Ronald W. Tysoe
                              --------------------------
                         Title: President
                               -------------------------






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